UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.	3

SIGNATURES		4

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2009, the Department of Veterans Affairs (the “VA”) awarded QuadraMed Corporation (the “Company”) a Task Order contract (the “Task Order”) under the existing Blanket Purchase Agreement (“BPA”) between the Company and the VA. The Task Order has a stated value of approximately $24.1 million and includes (i) a renewal of the VA’s term license for the Company’s Encoder Product Suite and (ii) related training services for all VA Medical Centers nationwide for the federal government’s fiscal year 2010, which extends from October 1, 2009 to September 30, 2010. The BPA under which the Task Order was awarded currently has a five-year term that ends on March 31, 2010, and the VA has not extended the term of the BPA at the present time. The Company is currently negotiating an extension of the BPA by the VA from March 31, 2010 to September 30, 2010 to correspond with the new Task Order, and while it anticipates such extension will be received on or before March 31, 2010, there can be no assurance of such renewal at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2009

QuadraMed Corporation

/S/ DAVID L. PIAZZA
David L. Piazza, Executive Vice President, Chief Financial Officer and Chief Operating Officer

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